Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CA, October 25, 2004    .   .   ..   .   .   ..   .   .   ..   .   .   .   .   ..   .   .   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $25.4 million for the third quarter of 2004 compared to net income of $16.1 million for the third quarter of 2003.  Net income for the nine months ended September 30, 2004 was $75.3 million compared to net income for the nine months ended September 30, 2003 of $46.2 million.  Catastrophe losses after tax of $12.0 million, or $0.49 per diluted share, reduced net income in the third quarter and nine months ended September 30, 2004.

Diluted net income per share was $1.09 and $3.24 for the third quarter of 2004 and nine months ended September 30, 2004, respectively.  Diluted net income per share for the third quarter of 2004 and the nine months ended September 30, 2004 reflect the impact of additional shares issuable as a result of the convertibility of Zenith’s 5.75% Convertible Senior Notes due 2023 (the “Convertible Notes”).  Diluted net income per share was $0.85 and $2.45 for the third quarter of 2003 and nine months ended September 30, 2003, respectively.  If the Convertible Notes had been convertible in the third quarter of 2003 and in the nine months ended September 30, 2003, diluted net income per share for the periods would have been $0.72 and $2.05, respectively.

Income from the workers’ compensation segment before tax for the three and nine months ended September 30, 2004 was $29.5 million and $71.4 million, respectively, compared to $8.4 million and $16.4 million, respectively, for the three and nine months ended September 30, 2003.  Loss before tax from the reinsurance segment for the three and nine months ended September 30, 2004 was $15.8 million and $11.3 million, respectively, compared to income before tax of $2.5 million and $6.9 million, respectively, for the three and nine months ended September 30, 2003.  The loss from the reinsurance segment in 2004 includes estimated catastrophe losses from Hurricanes Charley, Frances, Ivan and Jeanne of $18.5 million ($12.0 million after tax, or $0.49 per diluted share). Income or loss from the workers’ compensation and reinsurance segments do not include any investment income, as described in the supplemental financial information contained in this press release.

Workers’ compensation net premiums earned increased approximately 23% and 29% in the three and nine months ended September 30, 2004, respectively, compared to the corresponding periods of 2003.  In California, workers’ compensation net premiums earned increased approximately

31% and 41% in the three and nine months ended September 30, 2004, respectively, compared to the corresponding periods of 2003.

The combined ratio for the workers’ compensation segment for the nine months ended September 30, 2004 was 89.2% compared to 96.8% for the nine months ended September 30, 2003 and 95.9% for the year ended December 31, 2003.  The combined ratio for the reinsurance segment for the nine months ended September 30, 2004 was 133.0% compared to 85.4% for the nine months ended September 30, 2003 and 84.3% for the year ended December 31, 2003.

Consolidated net cash flow from operating activities was $252.2 million for the nine months ended September 30, 2004 compared to $179.4 million for the nine months ended September 30, 2003.  Consolidated stockholders’ equity per share at September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003 was $23.82, $21.81, $22.05 and $20.27, respectively.  Return on average equity in the nine months ended September 30, 2004 was 23.8% compared to 18.1% in the corresponding period of 2003.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
(In thousands, except per share)

TOTAL REVENUES	$261,315	$218,399	$752,533	$616,116

SELECTED INCOME DATA:
Net Investment Income after Tax	$10,201	$10,109	$30,020	$28,297
Realized Gains on Investments after Tax	4,348	1,764	8,035	9,513
Income from Investment Segment after Tax	$14,549	$11,873	$38,055	$37,810

Income from Continuing Operations after Tax (1)	$24,114	$16,100	$74,014	$46,200
Gain on Sale of Discontinued Real Estate Segment after Tax (2)	1,286		1,286
Net Income	$25,400	$16,100	$75,300	$46,200

INCOME FROM CONTINUING OPERATIONS
PER COMMON SHARE (1):
Basic	$1.25	$0.86	$3.87	$2.46
Diluted (3)	1.04	0.85	3.19	2.45
Diluted - Pro Forma (3)	1.04	0.72	3.19	2.05

NET INCOME PER COMMON SHARE (1) (2):
Basic	$1.32	$0.86	$3.94	$2.46
Diluted (3)	1.09	0.85	3.24	2.45
Diluted - Pro Forma (3)	1.09	0.72	3.24	2.05

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity			$459,316	$361,481

Stockholders’ Equity per Share			23.82	19.21

Number of Common Shares:

Outstanding			19,286	18,813
Weighted Average for the Period - Basic	19,207	18,798	19,133	18,781
Weighted Average for the Period - Diluted (3)	24,530	18,959	24,436	18,881

(1)           2004 includes estimated catastrophe losses after tax of $12.0 million ($0.49 per diluted share) in the third quarter from Hurricanes Charley, Frances, Ivan and Jeanne.

(2)           In 2002, we sold our home-building business and related real estate assets.  In the third quarter of 2004, we recorded a gain of $2.0 million before tax ($1.3 million after tax) from additional sales proceeds under the earn-out provision of the sale.

(3)           Diluted average outstanding shares for the three and nine months ended September 30, 2004 include an additional 5.0 million shares that would be issuable in connection with our 5.75% Convertible Senior Notes due 2023 (the “Convertible Notes”).  After tax interest expense of $1.3 million and $3.8 million for the three and nine months ended September 30, 2004, respectively, related to the Convertible Notes is added back to net income in computing diluted net income per common share. Diluted net income per common share in the three and nine months ended September 30, 2003 is not comparable because the average shares outstanding for the periods do not include such additional shares and interest expense is not added back. If the Convertible Notes had been convertible in the three and nine months ended September 30, 2003, and an additional 5.0 million shares would have been included in the computation of diluted shares outstanding for each period, diluted net income per common share would have been $0.72 and $2.05, respectively. After tax interest expense of $1.3 million and $2.7 million would have been added back to net income in the three and nine months ended September 30, 2003, respectively, to compute pro forma diluted net income per share.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
	2004	2003
(In thousands)

REVENUES:

Net Premiums Earned (1)	$696,346	$559,573
Net Investment Income	43,825	41,908
Realized Gains on Investments	12,362	14,635
Total Revenues	$752,533	$616,116

RESULTS OF OPERATIONS BY SEGMENT (2):

Net Investment Income	$43,825	$41,908
Realized Gains on Investments	12,362	14,635
Income from Investment Segment	56,187	56,543
Workers’ Compensation Segment	71,442	16,386
Reinsurance Segment (3)	(11,284)	6,934
Parent Segment (4)	(14,100)	(12,944)
Income from Continuing Operations before Tax and Equity in
Earnings of Investee	102,245	66,919
Income Tax Expense (5)	32,231	23,194
Income from Continuing Operations after Tax and before Equity in
Earnings of Investee	70,014	43,725
Equity in Earnings of Investee after Tax	4,000	2,475
Income from Continuing Operations after Tax	74,014	46,200
Gain on Sale of Discontinued Real Estate Segment after Tax (6)	1,286
NET INCOME	$75,300	$46,200

(1)           Net premiums earned in the nine months ended September 30, 2004 and 2003 are net of $72.8 million and $56.4 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement for policies effective on or after January 1, 2002 through December 31, 2004.

(2)           See Supplemental Financial Information for a description of segment results.

(3)           2004 includes estimated catastrophe losses of $18.5 million before tax from Hurricanes C Ivan and Jeanne.

(4)           Included in Loss before Tax of Parent Segment is interest expense before tax of $9.8 million and $8.9 million for the nine months ended September 30, 2004 and 2003, respectively.

(5)           Income tax expense in the nine months ended September 30, 2004 was reduced by $2.6 million for a reduction of an estimated tax liability for prior years as a result of recently enacted California legislation.

(6)           In 2002, we sold our home-building business and related real estate assets.  In the third quarter of 2004, we recorded a gain of $2.0 million before tax ($1.3 million after tax) from additional sales proceeds under the earn-out provision of the sale.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
(In thousands)	2004		2003
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$569,810	66.3%	$399,077	59.7%
Outside California	250,699	29.2%	223,243	33.4%
Total Workers’ Compensation	820,509	95.5%	622,320	93.1%
Reinsurance	38,392	4.5%	46,312	6.9%
	858,901	100.0%	668,632	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	492,017	65.8%	346,070	59.1%
Outside California	217,295	29.1%	192,832	33.0%
Total Workers’ Compensation (2)	709,312	94.9%	538,902	92.1%
Reinsurance	38,189	5.1%	46,342	7.9%
	747,501	100.0%	585,244	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	456,172	65.5%	322,614	57.7%
Outside California	205,988	29.6%	189,475	33.8%
Total Workers’ Compensation (2)	662,160	95.1%	512,089	91.5%
Reinsurance	34,186	4.9%	47,484	8.5%
	696,346	100.0%	559,573	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation Segment (1)	71,442	89.2%	16,386	96.8%
Reinsurance Segment (1) (3)	(11,284)	133.0%	6,934	85.4%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expense		65.8%		70.6%
Underwriting and Other Operating Expense		23.4%		26.2%
Combined Ratio		89.2%		96.8%

Reinsurance (3):
Loss and Loss Adjustment Expense		107.9%		66.9%
Underwriting and Other Operating Expense		25.1%		18.5%
Combined Ratio		133.0%		85.4%

(1)        See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)        Premiums in 2004 and 2003 are net of $78.0 million and $59.4 million, respectively, of ceded premiums written and $72.8 million and $56.4 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement for policies effective on or after January 1, 2002 through December 31, 2004.

(3)        2004 includes estimated catastrophe losses of $18.5 million before tax from Hurricanes Charley, Frances, Ivan and Jeanne.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,
	2004	2003
(In thousands)

REVENUES:

Net Premiums Earned (1)	$239,716	$200,712
Net Investment Income	14,909	14,975
Realized Gains on Investments	6,690	2,712
Total Revenues	$261,315	$218,399

RESULTS OF OPERATIONS BY SEGMENT (2):

Net Investment Income	$14,909	$14,975
Realized Gains on Investments	6,690	2,712
Income from Investment Segment	21,599	17,687
Workers’ Compensation Segment	29,504	8,350
Reinsurance Segment (3)	(15,776)	2,546
Parent Segment (4)	(4,710)	(4,559)
Income from Continuing Operations before Tax and Equity in
Earnings of Investee	30,617	24,024
Income Tax Expense (5)	7,737	8,253
Income from Continuing Operations after Tax and before Equity in
Earnings of Investee	22,880	15,771
Equity in Earnings of Investee after Tax	1,234	329
Income from Continuing Operations after Tax	24,114	16,100
Gain on Sale of Discontinued Real Estate Segment after Tax (6)	1,286
NET INCOME	$25,400	$16,100

(1)           Net premiums earned in the three months ended September 30, 2004 and 2003 are net of $25.1 million and $20.4 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement for policies effective on or after January 1, 2002 through December 31, 2004.

(2)           See Supplemental Financial Information for a description of segment results.

(3)           2004 includes estimated catastrophe losses of $18.5 million before tax from Hurricanes Charley, Frances, Ivan and Jeanne.

(4)           Included in Loss before Tax of Parent Segment is interest expense before tax of $3.3 million and $3.5 million for the three months ended September 30, 2004 and 2003, respectively.

(5)           Income tax expense in the three months ended September 30, 2004 was reduced by $2.6 million for a reduction of an estimated tax liability for prior years as a result of recently enacted California legislation.

(6)           In 2002, we sold our home-building business and related real estate assets.  In the third quarter of 2004, we recorded a gain of $2.0 million before tax ($1.3 million after tax) from additional sales proceeds under the earn-out provision of the sale.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,
(In thousands)	2004		2003
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$192,147	66.2%	$151,969	63.2%
Outside California	84,683	29.2%	77,025	32.0%
Total Workers’ Compensation	276,830	95.4%	228,994	95.2%
Reinsurance	13,279	4.6%	11,480	4.8%
	290,109	100.0%	240,474	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	165,863	65.7%	131,604	62.8%
Outside California	73,370	29.1%	66,442	31.7%
Total Workers’ Compensation (2)	239,233	94.8%	198,046	94.5%
Reinsurance	13,210	5.2%	11,492	5.5%
	252,443	100.0%	209,538	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	157,181	65.6%	120,272	59.9%
Outside California	70,547	29.4%	64,931	32.4%
Total Workers’ Compensation (2)	227,728	95.0%	185,203	92.3%
Reinsurance	11,988	5.0%	15,509	7.7%
	239,716	100.0%	200,712	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation Segment (1)	29,504	87.0%	8,350	95.5%
Reinsurance Segment (1) (3)	(15,776)	231.6%	2,546	83.6%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expense		63.9%		70.1%
Underwriting and Other Operating Expense		23.1%		25.4%
Combined Ratio		87.0%		95.5%

Reinsurance (3):
Loss and Loss Adjustment Expense		214.1%		63.3%
Underwriting and Other Operating Expense		17.5%		20.3%
Combined Ratio		231.6%		83.6%

(1)           See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)           Premiums in 2004 and 2003 are net of $26.3 million and $21.9 million, respectively, of ceded premiums written and $25.1 million and $20.4 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement for policies effective on or after January 1, 2002 through December 31, 2004.

(3)           2004 includes estimated catastrophe losses of $18.5 million before tax from Hurricanes Charley, Frances, Ivan and Jeanne.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from operations of the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned.  Loss from operations of the parent segment include interest expense and the general operating expenses of Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of underwriting profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America) and include the loss and loss adjustment expense ratio (“loss ratio”) as well as the underwriting and other operating expense ratio (“expense ratio”) which together equal the combined ratio. The loss ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholder in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2004	2003	2004	2003
Workers’ Compensation:
Gross Premiums Written	$276,830	$228,994	$820,509	$622,320
Ceded Premiums	(37,597)	(30,948)	(111,197)	(83,418)
Net Premiums Written	239,233	198,046	709,312	538,902
Change in Unearned Premiums, Net of Reinsurance	(11,505)	(12,843)	(47,152)	(26,813)
Net Premiums Earned	$227,728	$185,203	$662,160	$512,089

Reinsurance:
Gross Premiums Written	$13,279	$11,480	$38,392	$46,312
Ceded Premiums	(69)	12	(203)	30
Net Premiums Written	13,210	11,492	38,189	46,342
Change in Unearned Premiums, Net of Reinsurance	(1,222)	4,017	(4,003)	1,142
Net Premiums Earned	$11,988	$15,509	$34,186	$47,484